UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 6, 2015

Electronics For Imaging, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-18805	94-3086355
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6750 Dumbarton Circle

Fremont, California 94555

(Address of Principal Executive Offices)

(650) 357-3500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On January 6, 2015, the Board of Directors of Electronics For Imaging, Inc. (the “Company”) appointed Marc Olin, 50, Chief Operating Officer, as its interim Chief Financial Officer, effective January 9, 2015. There are no new compensatory arrangements entered into in connection with Mr. Olin’s appointment as interim Chief Financial Officer.

Mr. Olin joined the Company in 2003 when the Company acquired Printcafe Software. Since 2003, Mr. Olin has served in various roles at the Company, including from 2006, as Senior Vice President and General Manager of EFI Productivity Software, from September 2013 until January 15, 2014 as interim Chief Financial Officer, and most recently since January 16, 2014, as Chief Operating Officer. Mr. Olin holds a B.S. in Graphic Communications Management and Applied Mathematics from Carnegie Mellon University

There are no arrangements or understandings between Mr. Olin and any other persons pursuant to which he was selected as interim Chief Financial Officer. There are no family relationships between Mr. Olin and any director or executive officer of the Company and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: January 6, 2015	ELECTRONICS FOR IMAGING, INC.

	By:	/s/ Guy Gecht

	Name:	Guy Gecht
	Title	Chief Executive Officer, President